Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
FEBRUARY 19, 2013

ACCESS MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2012 FOURTH QUARTER AND FULL YEAR

Partnership Reports 2012 Fourth Quarter Adjusted EBITDA of $119 Million and
Distributable Cash Flow of $82 Million

2012 Full Year Adjusted EBITDA of $478 Million and
Distributable Cash Flow of $340 Million

Partnership Affirms 2013 and 2014 EBITDA Outlook and Capital Program

OKLAHOMA CITY, OKLAHOMA, February 19, 2013 – Access Midstream Partners, L.P. (NYSE:ACMP) today announced financial results for the 2012 fourth quarter and full year.    The Partnership’s adjusted EBITDA for the 2012 fourth quarter was $119.0 million, up $9.0 million, or 8.2%, from 2011 fourth quarter adjusted EBITDA of $110.0 million.  The 2012 fourth quarter results do not include any revenue associated with minimum volume commitments (MVC) as compared to $17.4 million of revenue associated with MVC recognized in the 2011 fourth quarter.  After eliminating the 2011 MVC impact, the Partnership’s 2012 fourth quarter adjusted EBITDA was up 22.7%.  The 2012 fourth quarter net income attributable to the Partnership totaled $24.3 million, a decrease of $42.0 million, or 63.3%, from the 2011 fourth quarter due to interest and depreciation expense related to growth capital investments and transaction costs associated with the CMO acquisition.  The 2012 fourth quarter financial results include twelve days of contribution from the assets acquired in the CMO transaction that closed on December 20, 2012.

The Partnership’s 2012 full year adjusted EBITDA was $477.9 million, an increase of $128.4 million, or 36.7%, compared to 2011 full year adjusted EBITDA of $349.5 million.  Net income attributable to the Partnership for the 2012 full year was $178.5 million, down $15.8 million, or 8.1%, compared to 2011 full year net income of $194.3 million due to interest and depreciation expense related to growth capital investments and transaction costs associated with the CMO acquisition.

Adjusted distributable cash flow (Adjusted DCF) for the 2012 fourth quarter totaled $82.1 million, an increase of $3.1 million, or 3.9%, compared to the 2011 fourth quarter and resulted in a coverage ratio of 0.98.  The 2012 fourth quarter coverage ratio was adversely impacted by Partnership equity issued in December to fund the CMO transaction, which will more fully contribute to financial performance starting in 2013.  Adjusted DCF for the 2012 full year was $340.1 million and resulted in a full year coverage ratio of 1.23.  Financial terms are defined on pages three and four of this release.

Partnership revenue for the 2012 fourth quarter totaled $148.3 million, a decrease of $20.8 million, or 12.3%, compared to 2011 fourth quarter revenue of $169.1 million.  After eliminating revenue attributable to MVC in 2011, fourth quarter revenue was down 5.0%.  For the 2012 full year, Partnership revenue was $608.4 million, an increase of $42.5 million or 7.5%, compared to 2011 full year revenue of $565.9 million.  Revenue for the 2012 fourth quarter and 2012 full year excludes revenue attributable to the Partnership’s Marcellus operations that is accounted for as part of an unconsolidated equity investment.

INVESTOR CONTACT:	MEDIA CONTACTS:		ACCESS MIDSTREAM
Dave Shiels, CFO	Debbie Nauser	Tom Johnson	525 Central Park Drive
(405) 935-6224	(405) 935-1739	(212) 371-5999	Oklahoma City, OK 73105
dave.shiels@accessmidstream.com	debbie.nauser@accessmidstream.com	tbj@abmac.com

Throughput for the 2012 fourth quarter totaled 256 billion cubic feet (bcf) of natural gas, or 2.78 bcf per day, an increase of 19.8% from 2011 fourth quarter throughput of 2.32 bcf per day. For the 2012 full year, total throughput was 1,032 bcf of natural gas, or 2.82 bcf per day, an increase of 29.4% from 2011 full year throughput of 2.18 bcf per day.  The increase was driven by throughput from gas gathering systems in the Marcellus Shale acquired in December 2011 as well as increased throughput in the Barnett Shale.  The Partnership connected 104 new wells to its gathering systems during the 2012 fourth quarter.  For the 2012 full year, the Partnership connected 659 wells to its systems, an increase of 8.0% compared to 2011.  The Partnership’s operating statistics exclude twelve days of results from the assets acquired in the CMO transaction due to immaterial contribution to 2012 results.

Capital expenditures during the 2012 fourth quarter totaled $212.6 million, including maintenance capital expenditures of $19.7 million.  Capital expenditures for the 2012 full year totaled $734.9 million, including maintenance capital expenditures of $75.2 million.  Total 2012 fourth quarter and full year capital expenditures include $93.7 million and $384.4 million, respectively, of capital expenditures in entities accounted for as equity investments.

Partnership Completes CMO Acquisition

On December 20, 2012, the Partnership closed its acquisition of Chesapeake Midstream Operating, L.L.C., acquiring natural gas gathering and processing assets in the Eagle Ford, Utica and Niobrara Shale regions and expanding the Partnership’s existing position in both the Haynesville and Marcellus Shale regions.  The CMO acquisition provides the Partnership immediate entry to gathering opportunities in key liquids-rich regions and to the processing and fractionation segments of the midstream value chain.  At the end of 2012, total gross throughput for these systems was over 1.0 bcf per day.

Partnership Increases Cash Distribution

On January 25, 2013, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.45 per unit for the 2012 fourth quarter, a $0.06, or 15.4%, increase over the 2011 fourth quarter distribution and a $0.015, or 3.4%, increase over the 2012 third quarter distribution.  The distribution was paid on February 13, 2013 to unitholders of record at the close of business on February 6, 2013.  DCF of $82.1 million for the 2012 fourth quarter provided distribution coverage of 0.98 times the amount required for the Partnership to fund the distribution to both the general and limited partners.

Outlook for 2013 and 2014 Unchanged

The Partnership is projecting EBITDA for the twelve months ending December 31, 2013 to be between $800 million and $850 million with growth capital expenditures between $1.6 billion and $1.7 billion and maintenance capital expenditures of approximately $110 million.  The Partnership is also projecting EBITDA for the twelve months ending December 31, 2014 to be between $1.0 billion and $1.1 billion with growth capital expenditures between $1.0 billion and $1.1 billion and maintenance capital expenditures of approximately $110 million.  The growth capital investment program and resulting EBITDA  is expected to allow the Partnership to grow LP distributions by approximately 15 percent annually for each of 2013 and 2014.

Management Comments

J. Mike Stice, Access Midstream Partners’ Chief Executive Officer, commented, “With another solid quarter behind us, we are very pleased to announce full year 2012 results achieved previously provided financial  guidance.  Our low risk business model continues to deliver predictable, growing cash flows for our investors.  Now, as we turn our attention to 2013, we have transformed ACMP with the acquisition of a substantial new asset base and the addition of Williams alongside GIP as a general partner sponsor.   We are focused on executing our 2013 organic capital plan of over $1.6 billion which will fuel continued strong EBITDA and distribution growth for the Partnership.”

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday, February 20, 2013 at 9:00 a.m. EST.  The telephone number to access the conference call is 913-312-0838 or toll-free 888-631-5913.  The passcode for the call is 3709964.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on February 20, 2013 through 12:00 p.m. EST on March 6, 2013.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 3709964.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.accessmidstream.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted EBITDA, DCF and adjusted DCF.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted EBITDA, DCF or adjusted DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted EBITDA, DCF and adjusted DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted EBITDA.  The Partnership agreement defines adjusted EBITDA as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted EBITDA is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from EBITDA because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted EBITDA in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted EBITDA is net income.

Distributable Cash Flow.  The Partnership agreement defines DCF as adjusted EBITDA attributable to the Partnership adjusted for:

•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Adjusted Distributable Cash Flow.  The Partnership includes the quarterly impact of contractual minimum volume commitments that are not recognized until the fourth quarter of each year in its calculation of adjusted DCF for the purpose of calculating the distribution coverage ratio.

Access Midstream Partners, L.P. (NYSE:ACMP) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume and invested capital.  The Partnership owns, operates, develops and acquires natural gas gathering and processing systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett, Eagle Ford, Haynesville, Marcellus, Niobrara and Utica Shales and Mid-Continent region of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol ACMP.  Further information is available at ww.accessmidstream.com  where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. They include but are not limited to our business strategy and plans and objectives for future operations. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2011 Annual Report on Form 10-K and our other SEC filings.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)
	Three Months Ended December 31,
	2012	2011
Revenues, including revenues from affiliates (1)	$148,349	$169,078

Operating expenses
Operating expenses, including expenses from affiliates	54,421	46,773
Depreciation and amortization expense	45,194	37,463
General and administrative expense, including expenses from affiliates	29,253	12,835
Other operating income	(333)	(84)

Total operating expenses	128,535	96,987

Operating income	19,814	72,091

Other income (expense)
Income from unconsolidated affiliates	22,860	433
Interest expense	(17,926)	(5,357)
Other income	146	66

Income before income tax expense	24,894	67,233
Income tax expense	707	928

Net income	24,187	66,305
Net loss attributable to noncontrolling interests	(68)	—

Net income attributable to Access Midstream Partners, L.P.	$24,255	$66,305

Limited partner interest in net income
Net income attributable to Access Midstream Partners, L.P.	24,255	66,305
Less general partner interest in net income	(2,934)	(2,510)

Limited partner interest in net income	21,321	63,795

Net income per limited partner unit – basic and diluted
Common units	0.11	0.46
Subordinated units	0.14	0.46
Class B units	0.14	—
Class C units	0.14	—

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	82,230	69,678
Subordinated units	69,076	69,076
Class B units	1,547	—
Class C units	1,461	—
(1)	Excludes revenue from Marcellus assets of $42.1 million for the twelve months ended December 31, 2012 that is included in Income from Unconsolidated Affiliates.

If either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to thePartnership in the Barnett Shale region or Chesapeake does not meet its minimum volume commitment in the Haynesville Shale region under the relevant gas gathering agreement for specified annual periods, Chesapeake or Total is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  Should payments be due under the minimum volume commitment with respect to any year, the Partnership recognizes the associated revenue in the fourth quarter of that year.  The Partnership recognized $17.4 million in the 2011 fourth quarter.  No revenue associated with minimum volume commitments was recognized in 2012 as volumes exceeded commitment levels.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)
	Twelve Months Ended December 31,
	2012	2011
Revenues, including revenues from affiliates (1)	$608,447	$565,929

Operating expenses
Operating expenses, including expenses from affiliates	197,639	176,851
Depreciation and amortization expense	165,517	136,169
General and administrative expense, including expenses from affiliates	67,579	40,380
Other operating (income) expense	(766)	739

Total operating expenses	429,969	354,139

Operating income	178,478	211,790

Other income (expense)
Income from unconsolidated affiliates	67,542	433
Interest expense	(64,739)	(14,884)
Other income	320	287

Income before income tax expense	181,601	197,626
Income tax expense	3,214	3,289

Net income	178,387	194,337
Net loss attributable to noncontrolling interests	(68)	—

Net income attributable to Access Midstream Partners, L.P.	$178,455	$194,337

Limited partner interest in net income
Net income attributable to Access Midstream Partners, L.P.	178,455	194,337
Less general partner interest in net income	(8,481)	(5,070)

Limited partner interest in net income	169,974	189,267

Net income per limited partner unit – basic and diluted
Common units	1.11	1.37
Subordinated units	1.14	1.37
Class B units	0.14	—
Class C units	0.14	—

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	80,059	69,371
Subordinated units	69,076	69,076
Class B units	1,547	—
Class C units	1,461	—

(1)	Excludes revenue from Marcellus assets of $140.5 million for the twelve months ended December 31, 2012 that is included in Income from Unconsolidated Affiliates.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)
	As of December 31, 2012	As of December 31, 2011
Assets

Total current assets	$215,257	$88,188

Property, plant and equipment
Gathering systems	5,130,255	2,954,868
Other fixed assets	96,916	53,611
Less: Accumulated depreciation	(590,614)	(480,555)

Total property, plant and equipment, net	4,636,557	2,527,924

Investment in unconsolidated affiliates	1,297,811	886,558
Intangible assets, net	355,217	158,621
Deferred loan costs, net	56,258	21,947

Total assets	$6,561,100	$3,683,238

Liabilities and Partners’ Capital

Total current liabilities	$259,261	$143,094

Long-term liabilities
Long-term debt	2,500,000	1,062,900
Other liabilities	5,333	4,099

Total long-term liabilities	2,505,333	1,066,999

Total partners’ capital	3,796,506	2,473,145

Total liabilities and partners’ capital	$6,561,100	$3,683,238

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands)
(unaudited)
	Twelve Months Ended December 31,
	2012	2011
Cash flows from operating activities
Net income	$178,387	$194,337
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	165,517	136,169
Income from unconsolidated affiliates	(67,542)	(433)
Other non-cash items	8,296	6,486
Changes in assets and liabilities
Decrease in accounts receivable	18,484	31,501
Increase in other assets	(9,925)	(292)
Increase in accounts payable	8,800	11,258
Increase in accrued liabilities	16,113	19,990

Net cash provided by operating activities	318,130	399,016

Cash flows from investing activities
Additions to property, plant and equipment	(350,500)	(418,834)
Acquisition of gathering system assets	(2,160,000)	—
Investments in unconsolidated affiliates	(185,039)	(600,000)
Proceeds from sale of assets	9,574	1,730

Net cash used in investing activities	(2,685,965)	(1,017,104)

Cash flows from financing activities
Proceeds from long-term debt borrowings	1,387,800	1,576,700
Payments on long-term debt borrowings	(2,100,700)	(1,112,900)
Proceeds from issuance of common units	569,255	—
Proceeds from issuance of Class B units	343,000	—
Proceeds from issuance of Class C units	343,000	—
Proceeds from issuance of senior notes	2,150,000	350,000
Distribution to unitholders	(251,720)	(200,897)
Debt issuance costs	(39,626)	(11,332)
Initial public offering costs	—	(1,280)
Other adjustments	31,798	3

Net cash provided by financing activities	2,432,807	600,294

Net increase (decrease) in cash and cash equivalents	64,972	(17,794)

Cash and cash equivalents
Beginning of period	22	17,816

End of period	$64,994	$22

Access Midstream Partners, L.P.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)     (unaudited)
	Three Months Ended December 31,
	2012	2011

Net Income attributable to Access Midstream Partners, L.P.	$24,255	$66,305

Adjusted for:
Interest expense	17,926	5,357
Income tax expense	707	928
Depreciation and amortization expense	45,194	37,463
Other	(387)	(84)
Income from unconsolidated affiliates	(22,860)	(433)
EBITDA from unconsolidated affiliates(1)	36,766	488
Acquisition transaction costs	17,432	—

Adjusted EBITDA	$119,033	$110,024

Adjusted for:
Maintenance capital expenditures	(19,684)	(18,500)
Cash portion of interest expense	(16,576)	(4,168)
Income tax expense	(707)	(928)

Distributable cash flow	82,066	86,428

Adjusted for:
Implied minimum volume commitment	—	(7,479)

Adjusted distributable cash flow	$82,066	$78,949

Cash provided by operating activities	$75,457	$100,522

Adjusted for:
Change in assets and liabilities	(26,301)	4,122
Interest expense	17,926	5,357
Income tax expense	707	928
Other non-cash items	(2,954)	(1,393)
EBITDA from unconsolidated affiliates(1)	36,766	488
Acquisition transaction costs	17,432	—

Adjusted EBITDA	$119,033	$110,024

Adjusted for:
Maintenance capital expenditures	(19,684)	(18,500)
Cash portion of interest expense	(16,576)	(4,168)
Income tax expense	(707)	(928)

Distributable cash flow	82,066	86,428

Adjusted for:
Implied minimum volume commitment	—	(7,479)

Adjusted distributable cash flow	$82,066	$78,949

Cash distribution
Limited partner units 2012: ($0.45 x 177,648,724 units); 2011: ($0.39 x 147,975,772 units)	$79,942	$57,711
General partner interest	4,131	1,221

Total cash distribution	$84,073	$58,932

Distribution coverage ratio	0.98	1.34

(1) EBITDA from unconsolidated affiliates is calculated as follows:
Net Income from unconsolidated affiliates	$22,860	$433

Adjusted for:
Depreciation and amortization expense	13,925	55
Other	(19)	—

EBITDA from unconsolidated affiliates	$36,766	$488

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
(unaudited)
	Twelve Months Ended December 31,
	2012	2011

Net Income attributable to Access Midstream Partners, L.P.	$178,455	$194,337

Adjusted for:
Interest expense	64,739	14,884
Income tax expense	3,214	3,289
Depreciation and amortization expense	165,517	136,169
Other	(820)	739
Income from unconsolidated affiliates	(67,542)	(433)
EBITDA from unconsolidated affiliates(1)	116,887	488
Acquisition transaction costs	17,432	—

Adjusted EBITDA	$477,882	$349,473

Adjusted for:
Maintenance capital expenditures	(75,184)	(74,000)
Cash portion of interest expense	(59,411)	(10,224)
Income tax expense	(3,214)	(3,289)

Distributable cash flow	340,073	261,960

Adjusted for:
Implied minimum volume commitment	—	—

Adjusted distributable cash flow	$340,073	$261,960

Cash provided by operating activities	$318,130	$399,016

Adjusted for:
Change in assets and liabilities	(33,472)	(62,457)
Interest expense	64,739	14,884
Income tax expense	3,214	3,289
Other non-cash items	(9,048)	(5,747)
EBITDA from unconsolidated affiliates(1)	116,887	488
Acquisition transaction costs	17,432	—

Adjusted EBITDA	$477,882	$349,473

Adjusted for:
Maintenance capital expenditures	(75,184)	(74,000)
Cash portion of interest expense	(59,411)	(10,224)
Income tax expense	(3,214)	(3,289)

Distributable cash flow	340,073	261,960

Adjusted for:
Implied minimum volume commitment	—	—

Adjusted distributable cash flow	$340,073	$261,960

Cash Distribution
Limited partner units	$266,412	$207,962
General partner interest	10,449	4,287

Total cash distribution	$276,861	$212,249

Distribution coverage ratio	1.23	1.23
(1) EBITDA from unconsolidated affiliates is calculated as follows:
Net Income from unconsolidated affiliates	$67,542	$433

Adjusted for:
Depreciation and amortization expense	49,458	55
Other	(113)	—

EBITDA from unconsolidated affiliates	$116,887	$488

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
 (unaudited)
	Twelve Months Ended December 31,
	2013 (Low)	2013 (High)

Net Income attributable to Access Midstream Partners, L.P.	$270,000	$345,000

Adjusted for:
Interest expense	200,000	150,000
Income tax expense	5,000	5,000
Depreciation and amortization expense	325,000	350,000

Adjusted EBITDA	$800,000	$850,000

	Twelve Months Ended December 31,
	2014 (Low)	2014 (High)

Net Income attributable to Access Midstream Partners, L.P.	$345,000	$470,000

Adjusted for:
Interest expense	250,000	200,000
Income tax expense	5,000	5,000
Depreciation and amortization expense	400,000	425,000

Adjusted EBITDA	$1,000,000	$1,100,000

	Twelve Months Ended December 31,
	2013 (Low)	2013 (High)

GAAP Capital Expenditures	$1,360,000	$1,460,000

Adjusted for:
Non-controlling interest	(200,000)	(225,000)
Investments in unconsolidated affiliates	550,000	575,000

Capital Expenditure Outlook	$1,710,000	$1,810,000

	Twelve Months Ended December 31,
	2014 (Low)	2014 (High)

GAAP Capital Expenditures	$1,085,000	$1,185,000

Adjusted for:
Non-controlling interest	(225,000)	(250,000)
Investments in unconsolidated affiliates	250,000	275,000

Capital Expenditure Outlook	$1,110,000	$1,210,000

Access Midstream Partners, L.P.
OPERATING STATISTICS
(unaudited)
	Three Months Ended December 31,
	2012	2011

Barnett Shale
Wells connected during period	6	117
Total wells connected at end of period	2,380	2,219
Throughput, bcf per day	1.005	1.243
Approximate miles of pipe at end of period	850	882
Gas compression (horsepower) at end of period	161,275	159,810

Haynesville Shale – Springridge Gathering System
Wells connected during period	1	7
Total wells connected at end of period	233	220
Throughput, bcf per day	0.346	0.528
Approximate miles of pipe at end of period	263	260
Gas compression (horsepower) at end of period	23,745	23,745

Marcellus Shale
Wells connected during period	47	—
Total wells connected at end of period	508	—
Throughput, bcf per day(1)	0.859	—
Approximate miles of pipe at end of period	549	—
Gas compression (horsepower) at end of period	53,710	—

Mid-Continent
Wells connected during period	50	42
Total wells connected at end of period	2,784	2,526
Throughput, bcf per day	0.570	0.549
Approximate miles of pipe at end of period	2,584	2,487
Gas compression (horsepower) at end of period	103,456	94,621

Total
Wells connected during period	104	166
Total wells connected at end of period	5,905	4,965
Throughput, bcf per day(1)	2.780	2.320
Approximate miles of pipe at end of period	4,246	3,628
Gas compression (horsepower) at end of period	342,186	278,176

(1)
Throughput in the Marcellus Shale region represents the net throughput allocated to the Partnership’s interest.  Total gross Marcellus Shale system throughput was 1.824 bcf per day for the three months ended December 31, 2012.

(2)	Excludes statistics for assets related to the CMO acquisition on December 20, 2012 due to immaterial contribution to the 2012 results.

Access Midstream Partners, L.P.
OPERATING STATISTICS
(unaudited)
	Twelve Months Ended December 31,
	2012	2011

Barnett Shale
Wells connected during period	161	384
Total wells connected at end of period	2,380	2,219
Throughput, bcf per day	1.195	1.083
Approximate miles of pipe at end of period	850	882
Gas compression (horsepower) at end of period	161,275	159,810

Haynesville Shale – Springridge Gathering System
Wells connected during period	13	56
Total wells connected at end of period	233	220
Throughput, bcf per day	0.359	0.541
Approximate miles of pipe at end of period	263	260
Gas compression (horsepower) at end of period	23,745	23,745

Marcellus Shale
Wells connected during period	227	—
Total wells connected at end of period	508	—
Throughput, bcf per day(1)	0.701	—
Approximate miles of pipe at end of period	549	—
Gas compression (horsepower) at end of period	53,710	—

Mid-Continent
Wells connected during period	258	170
Total wells connected at end of period	2,784	2,526
Throughput, bcf per day	0.564	0.552
Approximate miles of pipe at end of period	2,584	2,487
Gas compression (horsepower) at end of period	103,456	94,621

Total
Wells connected during period	659	610
Total wells connected at end of period	5,905	4,965
Throughput, bcf per day(1)	2.819	2.176
Approximate miles of pipe at end of period	4,246	3,628
Gas compression (horsepower) at end of period	342,186	278,176

(1)
Throughput in the Marcellus Shale region represents the net throughput allocated to the Partnership’s interest.  Total gross Marcellus Shale system throughput was 1.508 bcf per day for the twelve months ended December 31, 2012.

(2)	Excludes statistics for assets related to the CMO acquisition on December 20, 2012 due to immaterial contribution to the 2012 results.